Exhibit 10.7

Subsidiary GUARANTee

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to DDC Enterprise Limited, an exempted company incorporated with limited liability in the Cayman Islands (“Company”), by Purchasers under that certain Securities Purchase Agreement dated as of the date hereof (as such may be amended, modified, supplemented or restated from time to time, the “Securities Purchase Agreement”), by and among Company, each Purchaser from time to time party thereto, and Anson Investments Master Fund L.P., a Cayman Islands exempted limited partnership, at all times acting through its general partner, AIMF GP LLC, a Texas limited liability company registered as a foreign company in the Cayman Islands, as collateral agent (“Agent”), each of the entities appearing as a signatory hereto as a guarantor (each, a “Guarantor”) hereby furnishes its guarantee as of July 1, 2025 (this “Guarantee”) as follows.

1. Guarantee. Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees to Agent the full and prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of the Guaranteed Obligations (as hereafter defined) and the punctual performance of all of the terms contained in the documents executed by Company in favor of Agent in connection with the Guaranteed Obligations. This Guarantee is a guaranty of payment and performance and is not merely a guaranty of collection. As used herein, the term “Guaranteed Obligations” means, collectively, all debt, liabilities and other obligations of Company under the Securities Purchase Agreement or any other Transaction Document owed to Agent or the Purchasers, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, in each case, whether for principal, interest (including interest that accrues after any bankruptcy, insolvency, judicial management or similar proceeding), fees, indemnification obligations, expenses or otherwise, and all reasonable and documented costs and expenses of administering or maintaining any collateral and of enforcing the rights of Agent or its Affiliates hereunder, under any of the other Transaction Documents or under any other applicable agreements evidencing, governing and/or relating to the Guaranteed Obligations (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by Agent in connection with the collection or enforcement thereof). Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities which may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against Guarantor or Company under the United States Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, winding up, reorganization, judicial management, scheme of arrangement or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and shall include interest that accrues after the commencement by or against Company of any proceeding under any Debtor Relief Laws.

Anything contained herein to the contrary notwithstanding, the obligations of Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Administrative Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any similar federal or state law or any applicable foreign law.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Securities Purchase Agreement.

2. No Setoff or Deductions; Taxes; Payments. Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the applicable Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to taxes based on or measured by the income or profits of Agent) is imposed upon a Guarantor with respect to any amount payable by it hereunder, Guarantor will pay to Agent, on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable Agent to receive the same net amount which Agent would have received on such due date had no such obligation been imposed upon Guarantor. Guarantor will deliver promptly to Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by Guarantor hereunder. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guarantee.

3. Rights of Agent. Guarantor consents and agrees that Agent may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof (subject, for the avoidance of doubt, to the terms of the Transaction Documents) (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guarantee or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as Agent in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action by Agent which might in any manner or to any extent vary the risks of Guarantor under this Guarantee or which, but for this provision, might operate as a discharge of Guarantor’s obligations under this Guarantee.

4. Certain Waivers. Guarantor waives to the fullest extent permitted by law (a) any defense arising by reason of any disability or other defense of Company or any other Guarantor (other than that the Guaranteed Obligations have been fully performed and indefeasibly paid in full in cash), or the cessation from any cause whatsoever (including any act or omission of Agent) of the liability of Company; (b) any defense based on any claim that Guarantor’s obligations exceed or are more burdensome than those of Company; (c) the benefit of any statute of limitations affecting Guarantor’s liability hereunder; (d) any right to require Agent to proceed against Company or any other Person, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in Agent’s power whatsoever and any defense based upon the doctrines of marshalling of assets or of election of remedies; (e) any benefit of and any right to participate in any security now or hereafter held by Agent; (f) any fact or circumstance related to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guarantee (other than that the Guaranteed Obligations have been fully performed and indefeasibly paid in full in cash) and (g) any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, other than the defense that the Guaranteed Obligations have been fully performed and indefeasibly paid in full in cash.

Guarantor expressly waives all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guarantee or of the existence, creation or incurrence of new or additional Guaranteed Obligations. This Guarantee shall not be affected by the genuineness, validity, regularity or enforceability of any Guaranteed Obligation or any instrument or agreement evidencing any Guaranteed Obligation, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of Guarantor under this Guarantee, and Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

5. Obligations Independent. The obligations of Guarantor hereunder are those of primary obligor and are full recourse to Guarantor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against Guarantor to enforce this Guarantee whether or not Company or any other person or entity is joined as a party.

6. Subrogation. Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guarantee until all of the Guaranteed Obligations and any amounts payable under this Guarantee have been paid in full in cash and performed in full and any commitments of Agent or financial accommodations provided by Agent with respect to the Guaranteed Obligations are terminated. If any amounts are paid to Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of Agent and shall forthwith be paid to Agent to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

7. Termination; Reinstatement. This Guarantee is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guarantee are indefeasibly paid in full in cash and any commitments of Agent or financial accommodations provided by Agent with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guarantee shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of Company or a Guarantor is made, or Agent exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not Agent is in possession of or has released this Guarantee and regardless of any prior revocation, rescission, termination or reduction. The obligations of Guarantor under this paragraph shall survive termination of this Guarantee.

8. Subordination. Guarantor hereby subordinates the payment of all obligations and indebtedness of Company owing to Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of Company to Guarantor as subrogee of Agent or resulting from Guarantor’s performance under this Guarantee, to the indefeasible payment in full in cash of all Guaranteed Obligations. If Agent so requests, any such obligation or indebtedness of Company to a Guarantor shall be enforced and performance received by Guarantor as trustee for Agent and the proceeds thereof shall be paid over to Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of Guarantor under this Guarantee.

9. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against Guarantor or Company under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by Guarantor not subject to a stay under such Debtor Relief Law, or otherwise, immediately upon demand by Agent.

10. Miscellaneous.

(a) Agent’s books and records showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantor and conclusive, absent manifest error, for the purpose of establishing the amount of the Guaranteed Obligations. No failure on the part of Agent to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Agent of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to Agent or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by Agent from time to time. No notice to or demand on Guarantor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by Agent under this Guarantee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(b) Neither this Guarantee nor any provision hereof may be waived, amended or modified except in accordance with Section 5.5 of the Securities Purchase Agreement; provided, however, that no such amendment or modification shall amend, modify or otherwise affect the rights or duties of Agent hereunder without the prior written consent of Agent.

(c) References to a Cayman Islands exempted limited partnership taking any action, having any power or authority or owning, holding or dealing with any asset are to such partnership acting through its general partner (or, as the case may be, such general partner’s ultimate general partner).

11. Condition of Company. Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from Company and any other guarantor such information concerning the financial condition, business and operations of Company and any such other guarantor as Guarantor requires, and that Agent has no duty, and no Guarantor is relying on Agent at any time, to disclose to Guarantor any information relating to the business, operations or financial condition of Company or any other guarantor (Guarantor waiving any duty on the part of Agent to disclose such information and any defense relating to the failure to provide the same).

12. Security Interest. The Guaranteed Obligations are secured by the security interests set forth in the Security Agreement (as defined in the Securities Purchase Agreement).

13. Indemnity. Guarantor shall indemnify Agent and each Purchaser (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Company or any Guarantor arising out of, in connection with, or as a result of (i) the preparation, negotiation, execution, delivery or administration of this Guarantee, any other Transaction Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the enforcement or protection of their rights hereunder and thereunder or the consummation of the transactions contemplated by this Guarantee, any other Transaction Documents or any agreement or instrument contemplated hereby or thereby, (ii)  any action taken in connection with this Guarantee, including, but not limited to, the payment of principal, interest and fees, (iii) the transactions contemplated by the Transaction Documents or the use or proposed use of the proceeds therefrom, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Company or any Guarantor, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 13 shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

14. Governing Law; Assignment; Jurisdiction; Notices.

(a) THIS Guarantee AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR OTHERWISE RELATING TO THIS Guarantee SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF).

(b) This Guarantee and all the rights of Guarantor hereunder shall not be assigned by Guarantor. This Guarantee may be assigned by Agent to a successor Agent appointed in accordance with Section 5.24(b) of the Securities Purchase Agreement or the Security Agreement, and shall, together with the rights and remedies of Agent hereunder, inure to the benefit of Agent (including any successor Agent so appointed) for the benefit of the Purchasers, and their respective permitted successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Guaranteed Obligations or any portion thereof or interest therein shall in any manner affect the guaranty granted to Agent hereunder.

(c) Section 5.9 and Section 5.23 of the Securities Purchase Agreement are incorporated herein by reference as if set forth in full herein mutatis mutandis.

(d) All notices and other communications hereunder shall be in writing and shall be delivered, and deemed delivered, in accordance with Section 5.4 of the Securities Purchase Agreement.

(e) Guarantor agrees that Agent may disclose to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations of all or part of the Guaranteed Obligations any and all information in Agent’s possession concerning Guarantor, this Guarantee and any security for this Guarantee.

15. FINAL AGREEMENT. THIS GUARANTEE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Remainder of Page Intentionally Left Blank;

Signature Pages Follow.

GUARANTORS:

DDC OpenStudio Limited

By:	/s/ Norma Chu
Name:	Norma Chu
Title:	Director

Perfect Foods Inc.

By:	/s/ Norma Chu
Name:	Norma Chu
Title:	Director

Grand Leader Technology Limited

By:	/s/ Norma Chu
Name:	Norma Chu
Title:	Sole Director

DDC US Inc.

By:	/s/ Norma Chu
Name:	Norma Chu
Title:	Sole Director

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Subsidiary Guarantee